SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2010

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141

(State or Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in the Quarterly Report on Form 10-Q of Plastinum Polymer Technologies Corp. (the “Company”) for the period ended June 30, 2010, a holder of $3,860,000 of the Company’s Series B-1 Convertible Preferred Stock ("Preferred Stock") demanded its redemption in accordance with such holder’s rights under the Preferred Stock terms.  The Company was obligated to make the applicable redemption payment on November 1, 2010, but failed to do so due to a lack of cash on hand.  In addition, on November 1, 2010, the Company received a  redemption demand from an additional holder of Preferred Stock to redeem another $200,000 of Preferred Stock, which redemption payment the Company is obligated to make by December 16, 2010, but for which the Company does not currently have the cash on hand.

As of November 2, 2010, the Company has not yet made the October 15, 2010 interest payment due on outstanding Preferred Stock which the holders of Preferred Stock have the right to receive.

As of November 2, 2010, the Company has not made certain required interest payments on an aggregate of $8,522,000 in convertible debt it has outstanding and $300,000 of principal of such convertible debt and which the holders of such debt have the right to receive and such convertible debt is therefore in default.

To the Company’s knowledge, as of the filing of this report, none of the holders of the Company’s Preferred Stock or convertible debt have taken any actions against the Company to enforce their respective rights described above.  However, they could at any time seek to obtain a judgment against the Company to enforce their rights.

As of the filing of this report, the Company does not have sufficient cash on hand to make the payments described above nor to continue the business operations of its Dutch subsidiary and, accordingly, unless additional funding is obtained imminently, the Company and its Dutch subsidiary will cease operations. In such an event, the stockholders' equity in the Company will likely be rendered worthless. Further, unless funding is obtained, the Company will not have sufficient funds to pay its auditors and legal counsel and, accordingly, will not be able to file further reports under the Securities Exchange Act of 1934.  Non-filing of such reports will also eventually cause the Company’s common stock to no longer be quoted on the OTC Bulletin Board, but it may continue to be quoted on the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: November 3, 2010	By:	/s/ Jacques Mot
Jacques Mot
President and Chief Executive Officer